UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2022 (July 6, 2022)
HEALTHCARE TRUST OF AMERICA, INC.
HEALTHCARE TRUST OF AMERICA HOLDINGS, LP
(Exact name of registrant as specified in its charter)

Maryland	(Healthcare Trust of America, Inc.)	001-35568	20-4738467
Delaware	(Healthcare Trust of America Holdings, LP)	333-190916	20-4738347
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320,	Scottsdale,	Arizona	85254	(480)	998-3478
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.htareit.com
(Internet address)
N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HTA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Healthcare Trust of America, Inc.	☐	Emerging growth company
Healthcare Trust of America Holdings, LP	☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Healthcare Trust of America, Inc.	☐
Healthcare Trust of America Holdings, LP	☐

Item 8.01	Other Events.
On July 6, 2022, Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced that its Board of Directors has established the last business day prior to the closing date of the previously announced merger (the “Merger”) with Healthcare Realty Trust Incorporated (“HR”), which is currently projected to be Tuesday, July 19, 2022, as the record date for the special distribution of $4.82 per share of Class A Common Stock (the “Special Distribution”) to be paid pursuant to the merger agreement with HR. Pre-Merger HTA stockholders as of the record date will be entitled to receive the Special Distribution.

The Special Distribution is conditioned upon and subject to the approval by HTA and HR stockholders of the Merger and successful closing of the Merger in accordance with the merger agreement. Subject to favorable stockholder votes, the Merger is expected to close on July 20, 2022 (the “Merger Closing Date”). The Special Distribution will be paid five (5) business days following the effective time of the Merger, which is currently projected to be Wednesday, July 27, 2022. Due to the contingent nature of the Special Distribution, HTA’s Class A Common Stock will trade with “due bills”, representing an assignment of the right to receive the Special Distribution, beginning one business day prior to the record date, projected to be July 18, 2022, through the Merger Closing Date.

Additionally, the eligible holders of HTA's operating partnership units ("OP Units") will received an OP Unit distribution, which is on par with HTA's Class A Common Stock Special Distribution described above.

Important Information About the Special Distribution
Due to the contingent nature of the Special Distribution, as required by the rules of the NYSE, HTA’s Class A Common Stock will trade with “due bills”, representing an assignment of the right to receive the Special Distribution, beginning one business day prior to the record date, projected to be July 18, 2022, through the Merger Closing Date (such period of time the “Due-bill Period”). AS A RESULT, HOLDERS OF HTA’S CLASS A COMMON STOCK ON THE RECORD DATE MUST HOLD HTA CLASS A COMMON STOCK THROUGH THE MERGER CLOSING DATE IN ORDER TO BE ENTITLED TO RECEIVE THE SPECIAL DISTRIBUTION. HTA STOCKHOLDERS WHO SELL THEIR SHARES ON OR BEFORE THE MERGER CLOSING DATE WILL NOT BE ENTITLED TO RECEIVE THE SPECIAL DISTRIBUTION. PURCHASERS OF HTA CLASS A COMMON STOCK DURING THE DUE-BILL PERIOD (EVEN IF THE TRADE WILL SETTLE AFTER THE DUE-BILL PERIOD) WHO HOLD SUCH SHARES ON THE MERGER CLOSING DATE WILL BE ENTITLED TO RECEIVE THE SPECIAL DISTRIBUTION IN THE EVENT THAT THE MERGER IS SUCCESSFULLY CLOSED. STOCKHOLDERS THAT SELL HTA CLASS A COMMON STOCK DURING THE DUE-BILL PERIOD (EVEN IF THE TRADE WILL SETTLE AFTER THE DUE-BILL PERIOD) WILL NOT BE ENTITLED TO RECEIVE THE SPECIAL DISTRIBUTION IN THE EVENT THAT THE MERGER IS SUCCESSFULLY CLOSED.

Due bills obligate a seller of shares of stock to deliver the dividend to the buyer. The due-bill obligations are settled customarily between the brokers representing buyers and sellers of the stock. HTA has no obligation for either the amount of the due bill or the processing of the due bill. Buyers and sellers of HTA Class A Common Stock during the Due-bill Period should consult with their broker before trading in HTA Class A Common Stock to be sure they understand the effect of the NYSE's due-bill procedures.

HTA’s Class A Common Stock will begin to trade ex-dividend on the first business day after the Merger Closing Date. AS A RESULT, INVESTORS WHO ENTER INTO TRADES TO PURCHASE HTA CLASS A COMMON STOCK ON OR AFTER THE EX-DIVIDEND DATE WILL NOT RECEIVE THE SPECIAL DISTRIBUTION.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release dated July 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: July 6, 2022	By:	/s/ Peter N. Foss
Name: Peter N. Foss
Title: Interim President and Chief Executive Officer

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: July 6, 2022	By:	/s/ Peter N. Foss
Name: Peter N. Foss
Title: Interim President and Chief Executive Officer